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                                                                  EXHIBIT 23

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                          INDEPENDENT AUDITOR'S CONSENT

         We have issued our report dated March 25, 1998 accompanying the consolidated financial statements of USABancShares, Inc. and subsidiaries appearing on Form 10-KSB for the year ended December 31, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report.


/s/ Grant Thornton LLP



December 10, 1998
Philadelphia, Pennsylvania